UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ARDEN GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARDEN GROUP, INC. 2020 South Central Avenue Compton, California 90220 (310) 638-2842

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 8, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (Meeting) of Arden Group, Inc. (Company) will be held at the Beverly Wilshire Hotel, in the Burgundy Room, 9500 Wilshire Boulevard, Beverly Hills, California, on June 8, 2011, at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors for a term of three years each;

2.	To ratify the selection of an independent registered public accounting firm for the 2011 fiscal year;

3.	To conduct an advisory vote on the compensation of the named executive officers;

4.	To conduct an advisory vote on the frequency of future stockholder votes on named executive officer compensation; and

5.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on April 14, 2011 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.  THE RETURN OF YOUR PROXY WILL NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE MEETING.

By Order of the Board of Directors

Chief Financial Officer
May 2, 2011

PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED
IN FURTHER COMMUNICATION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 8, 2011.  The Proxy Statement and the Annual Report to Stockholders are available at www.ardengroupinc.com.

ARDEN GROUP, INC. 2020 South Central Avenue Compton, California 90220 (310) 638-2842

ANNUAL MEETING OF STOCKHOLDERS
ON JUNE 8, 2011

PROXY STATEMENT

General

This Proxy Statement is furnished by the Board of Directors of Arden Group, Inc. (Company) in connection with its solicitation for use at the Annual Meeting of Stockholders (Meeting) to be held at the Beverly Wilshire Hotel, in the Burgundy Room, 9500 Wilshire Boulevard, Beverly Hills, California, on June 8, 2011, at 10:00 a.m., local time, and at any adjournment thereof.  The approximate date on which this Proxy Statement and the accompanying forms of proxy will first be sent to stockholders is May 2, 2011.  If you are planning to attend our Annual Meeting and require directions to the meeting, please contact our Corporate Assistant Secretary, Patricia Betance, at 310-638-2842 extension 345.

All shares represented by a properly executed and unrevoked proxy received in time for the Meeting will be voted as specified in the proxy.  The Board of Directors recommends a vote for (i) the election as directors of the Board of Directors’ nominees, (ii) ratification of the selection of the independent registered public accounting firm, (iii) approval of the compensation package of the named executive officers and (iv) conducting future stockholder advisory votes on named executive officer compensation every three years.  If no specification is made, shares represented by a properly executed and unrevoked proxy will be voted in accordance with the foregoing recommendations.  The Company does not know of any other business that will be presented for action at the Meeting, but if any matter is properly presented, the persons named in the accompanying proxies will vote thereon in accordance with their judgment.  A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Assistant Secretary of the Company, by timely delivery of a later proxy or by voting in person at the Meeting.

The cost of soliciting proxies will be paid by the Company.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock of the Company, and such persons will be reimbursed for their reasonable expenses.  Proxies may be solicited by directors, officers or employees of the Company and its subsidiaries in person or by telephone or electronically, for which such persons will receive no special compensation.  In addition, InvestorCom, Inc. (InvestorCom) has been retained by the Company to aid in the solicitation of proxies from banks, brokers and nominees and will solicit such proxies by mail, telephone, electronically and personal interview, and will request brokerage houses and nominees to forward soliciting material to beneficial owners of the Company’s stock.  For these services, InvestorCom will be paid a fee of $3,000 plus expenses.

Record Date; Shares Entitled to Vote; Quorum

The Board has fixed the close of business on April 14, 2011, as the record date for the determination of holders of Class A Common Stock (Class A) entitled to notice of and to vote at the Meeting.  Accordingly, only holders of shares of Class A of record at the close of business on such date will be entitled to vote such shares at the Meeting.  At the close of business on April 14, 2011, there were outstanding and entitled to vote 3,071,000 shares of Class A.  Each share of Class A entitles the holder thereof to one vote on all matters described in this Proxy Statement and all other matters which could be properly brought before the Meeting.  As of April 14, 2011, there were approximately 757 holders of record of Class A.  The presence, either in person or by properly executed proxy, of stockholders having a majority of the voting power represented by all issued and outstanding shares entitled to vote on the record date will constitute a quorum at the Meeting.

Principal Stockholders

As of April 14, 2011, the only persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Class A, the Company’s only outstanding voting securities, were the following:

	Amount and Nature	Percent
Name and Address of Beneficial Owner	of Beneficial Ownership(l)	of Class
Bernard Briskin	1,800,245(2)(3)	58.6%
Arden Group, Inc.
9595 Wilshire Boulevard, Suite 411
Beverly Hills, CA 90212

Royce & Associates, LLC	161,001 (4)	5.2%
745 Fifth Avenue
New York, NY 10151

(1)
Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power.  For purposes of this Proxy Statement, 1,357,200 treasury shares of Class A are not deemed to be outstanding.

(2)
This amount includes the following shares: (i) 186,096 shares held in trust (of which Mr. Briskin is the trustee) for the benefit of Mr. Briskin and his children and (ii) an aggregate of 103,012 shares held by Mr. Briskin’s spouse or in her Individual Retirement Accounts for her benefit.  Mr. Briskin disclaims any beneficial ownership of the shares set forth in clause (ii) hereof and has no voting or investment power with respect to these shares.  Nothing herein should be construed as an admission that Mr. Briskin is in fact the beneficial owner of these shares.

(3)
This amount excludes 26,804 shares of Class A held by The Judy and Bernard Briskin Foundation of which Mr. Briskin serves as a co-trustee.  Mr. Briskin disclaims any beneficial ownership with respect to these shares.

(4)	Based upon Schedule 13-G filed on January 11, 2011 with the Securities and Exchange Commission (SEC).

ELECTION OF DIRECTORS

As permitted under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, the Company’s Restated Certificate of Incorporation provides for a classified Board of Directors, with approximately one-third of the total authorized number of directors elected each year for a term of three years by straight (as distinguished from cumulative) voting.  At present, there is a vacancy on the Board of Directors for a director with a term of office ending in 2012.  The term of two directors expires at the Meeting.  The Board of Directors has nominated Messrs. M. Mark Albert and Robert A. Davidow, who are presently serving as directors of the Company, for election as directors with terms of office expiring in 2014.  The proxies cannot be voted at the Meeting for more than two nominees for director for a term of office expiring in 2014.

The election of the directors at the Meeting requires the affirmative vote of the holders of a plurality of shares of stock present, in person or by proxy, and entitled to vote at the Meeting.  Any votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will be counted for purposes of determining the presence of a quorum but will not be counted and will have no effect on the vote with respect to the election of directors.

The Board of Directors recommends a vote FOR the election of Messrs. M. Mark Albert and Robert A. Davidow.

Management is not aware of any circumstance that would render a nominee unable to serve.  However, if any nominee should unexpectedly become unavailable for election, votes will be cast, pursuant to the accompanying proxies, for the election of a substitute nominee who may be selected by the present Board of Directors.

Set forth below is certain information concerning each of the nominees and the continuing directors as of April 14, 2011.  Certain of this information has been supplied by the persons shown:

Nominees for Election for a Three-Year Term Ending in 2014:

M. Mark Albert - Mr. Albert, 49, has been a director of the Company since 2007.  He serves on the Audit Committee and Compensation Committee of the Company.  Mr. Albert has been a managing director of Crescent Capital Group, LP, a private investment management firm, since January of 2011.  Prior thereto, he was managing director of TCW/Crescent Mezzanine, LLC from August 2006 to December 2010, a managing director of Legacy Partners Group, LLC from February 2005 to July 2006, a partner of AV Advisory, LLC from July 2004 to February 2005, a managing director of CIBC World Markets from March 2002 to June 2004 and a director of Leveraged Finance of Credit Suisse First Boston from October 1999 to February 2002.  In his various capacities, Mr. Albert has advised and financed a number of food retailers in the western United States, including southern California.  His experiences have given him an understanding and knowledge of the operations, financial statements and financial needs of various businesses, including food retailers in the western United States, including southern California, which has benefited the Company.

Robert A. Davidow - Mr. Davidow, 68, has been a director of the Company since 1993.  For more than the past five years, he has been a private investor.  Prior thereto, he was a director of WHX, Inc., a public corporation, and from 1976 to 1990, director of High Yield Research at Drexel Burnham Lambert.  Mr. Davidow worked for a number of Wall Street firms as a securities analyst from 1968 to 1976, and from 1964 to 1968, he was an auditor with S.D. Leidesdorf.  Mr. Davidow serves on the Audit Committee, Compensation Committee and as chairman of the Investment Committee of the Company.  Mr. Davidow has extensive experience concerning the Company and its history, business and financial information having served as a director of the Company for eighteen years.  As a result of having been on the board of a public company, a certified public accountant, an auditor, a director of a division of a securities firm and a private investor, Mr. Davidow has a good understanding of public companies, financial statements, investments and financial information.

Continuing Directors:

Bernard Briskin - Mr. Briskin, 86, has been a director of the Company since 1970, including his service as a director of the predecessor to the Company.  Mr. Briskin has been the Chief Executive Officer of the Company since 1978.  He currently serves as Chairman of the Board, President and Chief  Executive Officer of the Company, Chairman of the Board, President and Chief Executive Officer of Arden-Mayfair, Inc. and Chairman of the Board and President of Mayfair Realty, Inc., both subsidiaries of the Company, and Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of AMG Holdings, Inc. and Chairman of the Board and Chief Executive Officer of Gelson’s Markets, both subsidiaries of Arden-Mayfair, Inc. Based on his long term leadership service on behalf of the Company, Mr. Briskin has extensive experience, understanding and detailed knowledge concerning the Company and its history, operations, business, employees and financial situation. He is also a principal stockholder of the Company’s outstanding shares of Class A.

John G. Danhakl - Mr. Danhakl, 55, a director of the Company since 1995, has been a managing partner of Leonard Green & Partners, L.P., a private equity firm, since March 1995.  Prior thereto, he was managing director of the Los Angeles office of Donaldson, Lufkin & Jenerette Securities Corporation, which he joined in 1990 and where he worked extensively with Leonard Green & Partners, L.P. as its lead investment banker.  Mr. Danhakl presently serves on the Board of Directors of Air Lease Corporation, HITS, Inc., IMS Health, Inc., J.Crew Group, Inc., Leslie’s Poolmart, Inc., Lextron, Inc., The Neiman Marcus Group, Inc., Petco Animal Supplies, Inc. and the Tire Rack, Inc.  He previously served on the Board of Directors of AsianMedia Group, LLC, Big 5 Sporting Goods Corporation, Communications and Power Industries, Inc., Diamond Triumph Auto Glass, Inc., Liberty Group Publishing, Inc., MEMC Electronic Materials, Inc., Phoenix Scientific, Inc., Rite Aid Corporation, Sagittarius Brands, Inc. and VCA Antech, Inc.  Mr. Danhakl serves on the Investment Committee and as the chairman of the Compensation and the Nominating Committees of the Company.  He has extensive experience concerning the Company and its history, business and financial situation having served as a director of the Company for sixteen years.  His service as a member of Boards of Directors of retail business establishments and his service with Leonard Green & Partners, L.P., a well-known private equity firm, gives him a good understanding of the operations of the Company, public companies, employee compensation, the responsibilities of a director and the understanding of financial information and valuations.

Kenneth A. Goldman - Mr. Goldman, 68, has been a director of the Company since 2001.  He has been an attorney and partner with Reed Smith LLP, an international law firm, since 2003.  He was an attorney and director in the law firm of Crosby Heafey Roach & May, a Professional Corporation, from September 2000 to December 2002 and for more than five years prior thereto, an attorney and principal of Sanders, Barnet, Goldman, Simons & Mosk, a Professional Corporation.  Mr. Goldman has had substantial experience in legal and transactional aspects of business transactions and real estate and has a good understanding of real estate matters, particularly in the Los Angeles, California area where Gelson’s has its stores and wishes to open new ones.  He has extensive experience concerning the Company and its business, history and financial information having served as a director of the Company for ten years which gives him a good understanding of the responsibilities of a director and the operations of the Company.  Mr. Goldman serves on the Nominating Committee of the Company.

Steven Romick - Mr. Romick, 47, a director of the Company since 2003, has been an investment advisor and member of First Pacific Advisors, LLC, an investment advisory firm, for more than the past five years.  Mr. Romick has served as Chairman of the Audit Committee of the Company since 2005 and on account of his financial and accounting knowledge, has been determined to be an “audit committee financial expert.”  Mr. Romick has 26 years of finance experience, including analyzing and investing in public companies.  His knowledge and understanding of public companies, financial statements and financial information has been extremely useful to the Company.  Mr. Romick also serves on the Investment Committee of the Company.

Independent Directors

The Board of Directors has determined that Messrs. M. Mark Albert, John G. Danhakl, Robert A. Davidow and Steven Romick are independent directors as defined in the Listing Rules of the NASDAQ Stock Market (NASDAQ).  These directors constitute a majority of the members of the Board of Directors.  All of the directors who are members of the Audit Committee and the Compensation Committee of the Board of Directors are independent in compliance with the independence standards applicable for members of those specific committees in the NASDAQ Listing Rules.

Messrs. Bernard Briskin and Kenneth A. Goldman are members of the Nominating Committee and are not independent as defined in the NASDAQ Listing Rules, but the Company qualifies as a “Controlled Company” under the NASDAQ Listing Rules as Mr. Briskin controls more than fifty percent (50%) of the voting power of the Company.  As a Controlled Company, the NASDAQ Listing Rules do not require that the members of its Nominating Committee or the Compensation Committee be independent or that a majority of its directors be independent.

Committees and Meetings of the Board of Directors

The Company has an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating Committee.

Current members of the Audit Committee are Mr. Romick, chairman, and Messrs. Albert and Davidow.  This Committee, which monitors significant accounting policies, pre-approves the engagement of the independent registered public accounting firm for all audit and non-audit services to be provided, approves the fees payable to the independent registered public accounting firm and reviews audit and management reports, met four times in 2010.  The members of the Audit Committee are independent as defined in the NASDAQ Listing Rules and meet the criteria for independence set forth in the rules promulgated under the Securities Exchange Act of 1934.

The Company’s Board of Directors has determined that at least one person serving on the Audit Committee is an “audit committee financial expert” as defined under Item 407(d)(5)(ii) of Regulation S-K.  Mr. Steven Romick, the Chairman of the Audit Committee, is independent as defined under applicable SEC and NASDAQ rules, and the Board of Directors determined he was an “audit committee financial expert.”

Current members of the Compensation Committee are Mr. Danhakl, chairman, and Messrs. Albert and Davidow.  The members of the Compensation Committee are independent as defined in the NASDAQ Listing Rules.  This Committee, which determines the compensation of the chief executive officer and considers and makes recommendations as to salary and incentive compensation awards to key employees, met three times in 2010.  The Compensation Committee does not have a charter.

Current members of the Investment Committee are Mr. Davidow, chairman, and Messrs. Briskin, Danhakl and Romick.  This Committee establishes the short-term investment strategy for the Company and met three times in 2010.

Current members of the Nominating Committee are Mr. Danhakl, chairman, and Messrs. Briskin and Goldman.  The Nominating Committee does not have a charter.  Mr. Danhakl is independent as defined in the NASDAQ Listing Rules.  Messrs. Briskin and Goldman are not independent as defined in such rules, but the Company qualifies as a “Controlled Company” under the NASDAQ Listing Rules as Mr. Briskin controls more than fifty percent (50%) of the voting power of the Company.  As a Controlled Company, the NASDAQ Listing Rules do not require that the members of its Nominating Committee or the Compensation Committee be independent or that a majority of the directors be independent.  The Nominating Committee does not have a formal policy with regard to the consideration of candidates for Board membership recommended by its members, other Board members or stockholders.  The Nominating Committee addresses the need to retain members and fill vacancies after discussion among current members of the Board of Directors.  The Committee will consider qualified nominees recommended by stockholders.  Stockholders who wish to recommend a qualified nominee should submit complete information as to the identity and qualifications of the person recommended to the Assistant Secretary of the Company at Arden Group, Inc., P.O. Box 512256, Los Angeles, California 90051-0256.

Absent special circumstances, the Nominating Committee will continue to recommend for nomination qualified incumbent directors who the Nominating Committee believes will continue to make important contributions to the Board of Directors.  The Nominating Committee does not have a formal process for identifying and evaluating nominees for director, nor does it have a formal diversity policy.  The Nominating Committee generally requires as a minimum that nominees are persons of sound ethical character, are able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general understanding of certain major business issues facing the Company.  As part of this process, the Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to the Company’s business.  The Nominating Committee met one time in 2010.

During the 2010 fiscal year, the Board of Directors held five meetings.  Each of the directors attended over 75% of the aggregate of (i) all of the meetings of the Board of Directors held during the period for which he was a director and (ii) all meetings held by all committees of the Board on which such director served during such period.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board.  Presently, the roles of the Chairman of the Board and Chief Executive Officer of the Company are held by one individual, Bernard Briskin.  The Board believes that at this time the needs of the Company are best served by combining these roles under the direction of Mr. Briskin.  This structure allows Mr. Briskin to more effectively act as a bridge between management and the Board.  Mr. Briskin has extensive experience with the Company which dates back to 1963, a detailed knowledge of the Company’s operations and an ability to promote communication and synchronize activities between the Board and management and to provide consistent leadership in coordinating the strategic objectives of both groups.  The combined role reduces ambiguity regarding accountability.  The Company does not have a lead independent director.  However, two-thirds of the present Board consists of independent directors, all of whom serve on committees of the Board of Directors and communicate on a regular basis with Mr. Briskin.  In addition, they bring a broad range of leadership experience to the Board and regularly contribute to the thoughtful discussion important to overseeing the business and presenting sometimes differing viewpoints to be considered and debated amongst the Board and, in some cases, management prior to making significant decisions.

Board’s Role in Risk Oversight

The Chief Executive Officer oversees risk management.  If a risk is identified by management as material, it is referred to the full Board or one of its various committees.  For example, the Audit Committee oversees matters involving major financial risk exposures including internal controls over financial reporting.  The Audit Committee meets regularly with management including members of the Internal Audit Department to monitor the actions that management is taking to identify, assess and control financial risks.  The Compensation Committee considers risk as it relates to our nonunion compensation programs, as well as our nonunion retirement and health and welfare plans.  The Investment Committee is responsible for monitoring risk related to the Company’s choice of investments including type, amount and duration.

Report of the Audit Committee

The Audit Committee is comprised of three independent directors and operates under a written charter adopted by the Board of Directors, a copy of which was attached as an appendix to the Company’s Proxy Statement for the Meeting held on June 15, 2010.

Management is responsible for the Company’s financial reporting and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (GAAP).  The Company’s independent registered public accounting firm is responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and oversee these processes.  It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.  The members of the Audit Committee are not employees of the Company and may not represent themselves to be.  They do not serve as accountants of a registered public accounting firm by profession or as experts in the fields of accounting or auditing.  Therefore, the Audit Committee has relied, without independent verification, on management’s representation that, to the best of management’s knowledge, the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and has also relied on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.  The Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

The Audit Committee reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended January 1, 2011.

The Audit Committee has received the written disclosures and the letter from Moss Adams LLP (Moss), the Company’s independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding Moss’s communications with the Audit Committee concerning independence, and has discussed with Moss its independence.  The Audit Committee also discussed with Moss the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended January 1, 2011 for filing with the SEC.

Steven Romick, Chairman
M. Mark Albert
Robert A. Davidow

Members of the Audit Committee

The preceding “Report of the Audit Committee” shall not be deemed “soliciting material” or incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q.  The aggregate audit fees billed to the Company by Moss were approximately $286,000 and $294,000 for 2010 and 2009, respectively.

Audit-Related Fees

Audit-related fees incurred in connection with the audit of the Company’s nonunion employee benefit plans by Moss totaled approximately $14,000 and $14,000 in 2010 and 2009, respectively.

Tax Fees

Fees billed by Moss for tax services in 2010 aggregated approximately $42,000, including $36,000 for tax return and compliance work and $6,000 for other projects.  Fees billed by Moss for tax services in 2009 aggregated approximately $37,000, including $36,000 for tax return and compliance work and $1,000 for other projects.

All Other Fees

Other than the fees for services described above, there were no additional fees billed by Moss in 2010 or 2009.

It is the policy of the Audit Committee to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm.  The Audit Committee reviewed the above-described fees for non-audit services and considered whether the provision of those services is compatible with maintaining the independence of Moss and concluded that Moss has maintained their independence.

Communications with the Board of Directors

The Company provides a process for stockholders to send communications to the Board of Directors or any of the directors.  Stockholders may send written communications to the Board of Directors or any director, c/o Assistant Secretary, Arden Group, Inc., P.O. Box 512256, Los Angeles, California 90051-0256.  All communications will be compiled by the Assistant Secretary of the Company and submitted to the members of the Board of Directors or to the individual director to whom it was addressed on a periodic basis.  The Company does not have a policy with regard to directors’ attendance at the Annual Meeting of Stockholders.  All of the Directors attended the Annual Meeting of Stockholders held in June 2010.

Compensation of Directors

During 2010, each non-employee director of the Company was compensated for his services as a director at an annual rate of $24,000, plus $1,000 for each Board meeting attended and $1,000 for attendance at each committee meeting.  Non-employee directors who serve as committee chairmen are entitled to an additional $6,000 per year.  Directors serving on the Audit Committee receive an additional $12,000 per year and the chairman of the Audit Committee receives an additional $6,000 per year.  Mr. Briskin is an employee of the Company and does not receive the compensation otherwise payable to directors.

As of January 1, 2011, each of the non-employee directors held stock appreciation rights (SARs) covering shares of Class A.  When the SARs are exercised, each unit entitles the holder to receive the excess of the fair market value of a share of Class A, as determined in accordance with the SARs agreement, on the date of exercise over the exercise price.  All SARs held by non-employee directors as of January 1, 2011 vest 25% each year beginning at the end of the third year and expire seven years from the date of grant.  SARs held by a director at the date of the director’s death vest in full and are paid out as if fully exercised on the date of death.  On termination of a director’s service on the Board, other than due to death, all unvested SARs are forfeited.

In January 2010, all then current holders of the Company’s SARs (including non-employee directors) with a grant date on or before December 6, 2007 were offered the opportunity to exchange their then outstanding SARs units for an equal number of new SARs units with an exercise price of $110 and a new vesting period.  Exercise prices for these units under the then existing SARs agreements ranged from $121.03 to $146.44.  Ordinarily, the exercise price is determined based upon the fair market value of a share of the Company’s Class A on the date of grant.  In setting the exercise price of the new SARs at $110, the Compensation Committee focused on the incentive issues and the then current value of the Company’s Class A.  It was an important factor to the Committee that the revised exercise price be in excess of the then current market price of the Company’s Class A.  On the date the exchange offer was made to these SARs holders, the exercise price of $110 exceeded the Class A closing price of $95.98 per share. For those holders who accepted the Company’s exchange offer, the new SARs were granted effective January 15, 2010 and expire January 15, 2017.  The closing price of a share of the Company’s Class A on the grant date was $108.71.  In the event that the SARs holder opted to exchange their SARs, they also agreed to start their vesting period over. The new SARs vest 25% each year beginning at the end of the third year and expire seven years from the date of grant.  All of the 42,500 SARs units held by the Company’s directors at fiscal 2009 year end were exchanged.

The following table sets forth the compensation of the non-employee directors of the Company for 2010.

Director Compensation for 2010

	Fees Earned or Paid in Cash	Option Awards	Total
Name	($)	($) (1)	($)
M. Mark Albert	48,000	341,370	389,370
John G. Danhakl	48,000	106,470	154,470
Robert A. Davidow	57,000	106,470	163,470
Kenneth A. Goldman	30,000	106,470	136,470
Steven Romick	60,000	106,470	166,470

(1)
These SARs were granted in exchange for SARs originally issued on or before December 6, 2007 as discussed above.  The amount reported under the “Option Awards” column for modified awards represents the incremental fair value of the modified award computed as of the modification date in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, “Compensation – Stock Compensation.”  Incremental fair value is computed by subtracting the fair value of the original award at the date of modification from the fair value of the modified award as of the same date.  See note (3) under “Summary Compensation Table” below for a further discussion of the valuation of SARs.

The following table provides information as to outstanding SARs held by directors as of January 1, 2011:

Outstanding SAR Awards at 2010 Fiscal Year-End

	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised	SARs	SARs
	SARs (#)	SARs (#)	Exercise Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
M. Mark Albert	0	14,500	110.00	1/15/2017
John G. Danhakl	0	7,000	110.00	1/15/2017
Robert A. Davidow	0	7,000	110.00	1/15/2017
Kenneth A. Goldman	0	7,000	110.00	1/15/2017
Steven Romick	0	7,000	110.00	1/15/2017

Security Ownership of Management

The following table shows, as of April 14, 2011, the beneficial ownership of the Company’s Class A, its only outstanding class of equity securities, by each director, executive officer and by all directors and executive officers as a group.

	Amount and Nature of
Name	Beneficial Ownership(l)		Percent of Class(1)
M. Mark Albert	0
Bernard Briskin	1,800,245	(2)	58.6%
John G. Danhakl	0
Robert A. Davidow	0
Kenneth A. Goldman	134,240	(3)	4.4%
Laura J. Neumann	200		(4)
Steven Romick	0

All directors and executive officers as a group (7 persons)	1,934,685	(2)(3)	63.0%

(1)
Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power.  The number of outstanding shares of Class A, on which the percentages shown in this table are based, does not include 1,357,200 treasury shares of the Company’s Class A.

(2)	See notes (2) and (3) to the table under “Principal Stockholders” set forth above.

(3)
Of these shares, 46,240 are held in trust by Mr. Goldman, as trustee, for the grandchildren of Mr. and Mrs. Briskin and 88,000 are held by limited partnerships, of which Mr. Goldman is one of the general partners and the limited partners are trusts of which Mr. Goldman is the trustee and the beneficiaries are members of Mr. and Mrs. Briskin’s family.

(4)	Did not exceed 1%. Shares are owned by Ms. Neumann’s spouse with whom Ms. Neumann shares investment and voting power.

Equity Compensation Plan Information

The following table provides information related to the Company’s equity compensation plans as of January 1, 2011:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans
approved by security holders	0	0	0

Equity compensation plans not
approved by security holders (l)

Non-Officer and Non-Director
Stock Option Plan	0	0	28,500

(1)           Does not include SARs which provide for cash only compensation.

In 1998, the Company adopted the Non-Officer and Non-Director Stock Option Plan (Stock Option Plan), referred to above, which was not submitted to security holders for approval and initially provided for the granting of stock options to key employees to purchase up to 35,000 shares of the Company’s Class A.  The Stock Option Plan was amended in fiscal 2000 to increase the number of shares available thereunder to an aggregate of 70,000 shares.  The objective of the Stock Option Plan is to attract and retain quality personnel and to promote the success of the Company by providing employees the opportunity to share in its growth.  These options vest at 25% per year beginning at the end of the first year and expire five years from the date of grant.  The exercise price of stock options granted under the Stock Option Plan is equal to the fair market value of the Company’s Class A on the date of grant.  As of January 1, 2011, there were no stock options issued and outstanding.

Identification of Executive Officers

Below is set forth certain information about each of the executive officers of the Company as of April 14, 2011:

Name	Age	Position(s)
Bernard Briskin	86	Chairman of the Board, President and Chief Executive Officer of the Company, Chairman of the Board, President and Chief Executive Officer of Arden-Mayfair, Inc. and Chairman of the Board and President of Mayfair Realty, Inc., both subsidiaries of the Company, and Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of AMG Holdings, Inc. and Chairman of the Board and Chief Executive Officer of Gelson’s Markets, both subsidiaries of Arden-Mayfair, Inc.

Laura J. Neumann	48	Chief Financial Officer of the Company, Arden-Mayfair, Inc. and Gelson’s Markets

Mr. Briskin served as Chairman of the Executive Committee of the Board of Directors of Arden-Mayfair, Inc. until August 1978, when he was elected President and Chief Executive Officer of Arden-Mayfair, Inc.  In November 1978, Mr. Briskin was elected President and Chief Executive Officer of the Company, and in June 1994, he was elected Chairman of the Board of the Company.  Mr. Briskin serves in his current positions with the Company and its subsidiaries pursuant to an employment agreement (Employment Agreement) which expires on January 1, 2013, although the term will be automatically extended for successive one year periods unless a termination notice is given by either Mr. Briskin or the employers fifteen to eighteen months prior to the current expiration date.

Ms. Neumann was elected Chief Financial Officer of the Company in December 2009.  Ms. Neumann also serves as Chief Financial Officer of Arden-Mayfair, Inc. and Gelson’s Markets.  She was employed by the Company as its Senior Director of Financial Reporting and Compliance from December 2006 to December 2009.   Ms. Neumann also served as the Director of Financial Reporting and Compliance of the Company from May 2003 through November 2006 and has been with the Company since May 1999.  From July 2005 to December 2009, in the absence of a Chief Financial Officer, Ms. Neumann acted in a similar capacity as the Principal Financial Officer of the Company.

Except for Mr. Briskin, who has an Employment Agreement, all officers serve at the pleasure of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that directors and executive officers of the Company, as well as persons holding more than ten percent (10%) of a registered class of the Company’s equity securities, file with the SEC initial reports of the ownership and reports of changes of ownership of Class A and other equity securities of the Company.  Based solely on review of copies of the reports filed with the SEC and written representations that no other reports were required to be filed during the fiscal year ended January 1, 2011, all other Section 16(a) filing requirements applicable to the Company’s executive officers, directors and greater than ten percent (10%) beneficial owners were complied with during such fiscal year.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

The Company’s Compensation Objectives

The Company’s general objective in setting executive compensation is to meet industry standards of base compensation, while providing an incentive program as part of the overall compensation package to reward named executive officers and other executives who have made a contribution to the Company in the applicable period; to recognize, when applicable, the Company’s financial performance in bonus or other incentive type payments; to reward those named executive officers and others who have performed up to and beyond the Company’s expectations for them; and to attract new executives who have the self-assurance of good job performance to recognize that a part of their overall compensation will be in a discretionary bonus structure.

Elements of the Company’s Compensation Program for Executives

The Company’s compensation packages for its named executives include elements of (1) a base salary; (2) a discretionary or formula bonus; (3) a Company contribution to the employee’s account in the Arden Group, Inc. 401(k) Retirement Savings Plan (401(k) Plan); (4) a medical benefits program; (5) possible participation in the Company’s SARs program; (6) a deferred compensation plan for the Company’s chief executive officer; and (7) other minor benefits.

Reasons for Including Each Element of Executive Compensation

It is the Company’s philosophy to reward its named executives at a level commensurate with executives at other companies in the upscale supermarket industry in Southern California including a significant portion of performance-based compensation.  All executives other than the Company’s Chief Executive Officer are employed on an at-will basis.  The Chief Executive Officer is the only executive with an employment agreement as described below.

The Company currently has no stock options outstanding.  Instead, it provides incentives to certain named executive officers and other executives with participation in the Company’s SARs program.  Typically, the Company’s Chief Executive Officer or certain other executives will periodically make a request for the Company to consider awarding SARs to certain employees.  The request(s) are typically brought before the Compensation Committee and the Board of Directors to consider.  In awarding SARs units, the Board of Directors takes into account the balance between the employee’s base salary level, past bonuses and the more long-term nature of the SARs program.  Overall, the Company believes that the majority of the compensation package should be in current compensation, but that there should be a meaningful level of longer term rewards, such as contributions to the 401(k) Plan and the SARs program.  Each case is discussed on a case by case, individual basis.  Also taken into account are the executive’s performance, the Company’s performance and any other SARs units the particular executive in question may have.  SARs issued through January 1, 2011 entitle the holder to receive upon exercise thereof the excess of the fair market value of a share of Class A, as determined in accordance with the SARs agreement, on the date of exercise over the exercise price.  The SARs vest 25% each year beginning at the end of the first or third year and expire five or seven years from the date of grant, respectively.  The Chief Executive Officer has never participated in the SARs program.

In December 2009, the Compensation Committee considered the then current price of the Company's Class A and the substantial spread between that and the then exercise price for virtually all SARs holders. In light of the incentive purposes of the SARs program, the Compensation Committee recommended to the Board of Directors that the SARs unit holders be offered the option of exchanging their existing SAR units for new SAR units having an exercise price in excess of the then fair market value price of the Class A but less than the exercise price of the SAR units being exchanged. The Board then considered this suggestion, voted to implement it, and the exchange was effectuated as of January 15, 2010. The new SARs have an exercise price of $110, a new four-year vesting schedule beginning on January 15, 2013 and an expiration date of January 15, 2017.

Effects of the Current Economic Climate

In determining employee bonuses for 2010 and salaries for 2011, the Compensation Committee also took into account the performance of the Company, including the effects of the current economic climate.  Although these factors were also used by the Compensation Committee in prior years in determining bonuses and salaries, the severity of the economic recession heightened their importance.  The Compensation Committee did not consider the price of the Company’s stock, however, in making these determinations.  The Compensation Committee also communicated to management that these economic conditions, the Company’s performance and their effects on compensation should not result in the Company’s taking unusual risks that are not approved by the Chief Executive Officer or the Board of Directors.

Named Executive Officers’ Compensation

Bernard Briskin, Chairman of the Board of Directors, President and Chief Executive Officer of the Company has an Employment Agreement with the Company dating back to 1988.  The term of the Employment Agreement currently expires on January 1, 2013 and is automatically extended for successive periods of one fiscal year unless either the Company and its subsidiaries, who are parties to the Employment Agreement, or Mr. Briskin gives notice of termination not less than fifteen months and not more than eighteen months prior to the date upon which the then current term of the Employment Agreement will expire.

Mr. Briskin’s Employment Agreement presently provides for base compensation which is adjusted each year based on the increase in the Consumer Price Index (CPI), subject to a maximum annual increase of 4%.  Mr. Briskin was entitled to a cost-of-living increase effective January 1, 2011; however, Mr. Briskin offered to forego the increase and will continue to receive an annual salary of $669,290 in 2011.  The Employment Agreement also provides for incentive formula based compensation in an amount equal to 2½% of the Company’s first $2,000,000 of pre-tax profits (as defined in the Employment Agreement) plus 3½% of pre-tax profits in excess of $2,000,000.  However, due to current economic conditions, Mr. Briskin chose to voluntarily reduce his bonus down to 50% of the bonus to which he was contractually entitled.  In addition, the Employment Agreement provides for participation in the Company’s medical plan, the use of a Company-owned car and an annual uninsured medical expense reimbursement of up to $200,000 for Mr. Briskin and his immediate family.  In 2010, Mr. Briskin’s overall compensation was $1,251,147 which included a base salary of $669,290, incentive formula based compensation of $530,073 and other benefits of $51,784.  Accordingly, 42% of Mr. Briskin’s overall compensation was incentive based in 2010.  Mr. Briskin’s Employment Agreement also provides that at such time as his base salary and bonus cease to accrue under the Employment Agreement for any reason other than his breach of the Employment Agreement or termination of his employment for cause, the Company will thereafter pay him on a monthly basis in arrears, as long as he lives, an amount per annum equal to 25% of his average base salary and bonus earned in the last three full fiscal years prior to the cessation of his employment.  For purposes of this calculation, his average base salary and bonus will be based on the amount to which he was contractually entitled without regard to any voluntary reductions.  The Company would also continue to provide Mr. Briskin during his lifetime with health insurance benefits and an automobile allowance equivalent to that which the Company then grants to its senior executives and an annual uninsured medical expense reimbursement of up to $200,000 for Mr. Briskin and his immediate family.  At each time that modifications were made to Mr. Briskin’s Employment Agreement, the Company carefully evaluated the effects of Internal Revenue Code (IRC) Section 162(m).  The terms of the Employment Agreement were subject to review during the 2003 fiscal year by the Compensation Committee of the Board of Directors.  During the review, discussions took place between Mr. Briskin and the Compensation Committee concerning amendments to certain provisions of the Employment Agreement, but no amendments other than as described in the following sentence have yet been effected.  In December 2008, the Employment Agreement was amended to bring it into compliance with IRC Section 409A which deals with non-qualified deferred compensation.

The Company’s other named executive officer, Ms. Laura J. Neumann, received total compensation of $389,604 in 2010, consisting of a base salary of $186,705, a bonus of $35,000, option awards in the form of SARs of $161,105 and other benefits amounting to $6,794.  As of January 2, 2010, Ms. Neumann held 3,500 units of SARs which were awarded to her in 2007 all of which were exchanged effective January 15, 2010 as discussed above under “Compensation of Directors.”  In addition, 3,500 SARs units were granted to Ms. Neumann in August 2010.  No SARs were granted to Ms. Neumann during 2009 or 2008.  Ms. Neumann exercised SARs covering 875 units in 2008.

How Amounts and Formulas are Determined by the Company

Toward the end of each year, the Company’s Chief Executive Officer and certain executives recommend to the Compensation Committee bonuses for each named executive officer (other than the Chief Executive Officer of the Company who is the only executive with an employment agreement) and other executives for the year then being completed and salaries for each for the upcoming year.  Those recommendations are then reviewed by the Compensation Committee of the Company’s Board of Directors.  In reviewing and finalizing bonuses and salary adjustments, the Chief Executive Officer and the Compensation Committee review individual performance and results, as well as the performance of the Company overall and, in this year, also took into account the existing economic conditions.

General

The following table sets forth the total annual and long-term compensation paid or accrued by the Company and its subsidiaries in connection with all businesses of the Company and its subsidiaries to or for the account of the Chief Executive Officer of the Company and the Principal Financial Officer during the past three fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)	Total ($)
Bernard Briskin, Chief	2010	669,290	(1)	0	530,073	51,784	1,251,147
Executive Officer	2009	669,290	(1)	0	1,039,303	23,422	1,732,015
	2008	669,290	(1)	0	1,484,719	26,080	2,180,089

Laura J. Neumann, Chief	2010	186,705	35,000	161,105	0	6,794	389,604
Financial Officer (2)	2009	181,588	25,500	0	0	9,691	216,779
	2008	166,082	25,500	0	0	8,207	199,789

(1)
The amount of Mr. Briskin’s bonus is determined under a formula based on the Company’s pre-tax profits and is shown under the Non-Equity Incentive Plan Compensation column of this chart.  Mr. Briskin’s Employment Agreement provides for an annual bonus equal to 2 1/2% of the Company’s first $2,000,000 of pre-tax profits (as defined in the Employment Agreement) plus 3 1/2% of pre-tax profits in excess of $2,000,000.  However, due to current economic conditions, Mr. Briskin chose to voluntarily limit his 2010 bonus to 50% of the amount to which he was contractually entitled.  In 2009, Mr. Briskin also chose to voluntarily limit his bonus to 70% of the amount received for 2008.  If not for the voluntary reductions, Mr. Briskin’s bonuses would have been $1,060,146 and $1,286,511 for 2010 and 2009, respectively.  For 2009, Mr. Briskin also voluntarily agreed to forego the cost-of-living salary increase to which he was contractually entitled.

(2)
Ms. Neumann was elected Chief Financial Officer of the Company in December 2009.  The Company did not have a Chief Financial Officer from July 2005 through November 2009.  During that period, Ms. Neumann acted in a similar capacity as the Principal Financial Officer of the Company in the absence of a Chief Financial Officer.

(3)
The amount for Option Awards represents the aggregate grant date fair value of SARs granted in the specified fiscal year as calculated pursuant to ASC Topic 718, “Compensation – Stock Compensation.”  For information regarding valuation assumptions used, refer to Note 1 of the Company’s financial statements in the Form 10-K for the year ended January 1, 2011, as filed with the SEC.  This amount does not necessarily correspond to the actual value that will be realized by the recipient.  Under ASC Topic 718, the measurement date for cash settled SARs is the date of settlement.  Accordingly, liabilities related to SARs are remeasured at the end of each reporting period until settlement.  See the “SARs Granted During Fiscal 2010 Table” below for additional information.

(4)
The amount shown in the All Other Compensation column for 2010 for Mr. Briskin includes $43,386 for uninsured medical expense reimbursement, $5,627 for an auto allowance, $2,400 of Company discretionary contributions to the 401(k) Plan and group term life insurance premiums of $371.  All Other Compensation for Ms. Neumann in 2010 includes $4,304 for pay in lieu of vacation, $2,400 of Company discretionary contributions to the 401(k) Plan and group term life insurance premiums of $90.

Compensation Committee Interlocks and Insider Participation

The Board of Directors has a Compensation Committee.  In 2010, the Compensation Committee was comprised of the following directors, none of whom are or have been officers or employees of the Company:

John G. Danhakl, Chairman
M. Mark Albert
Robert A. Davidow

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its Meeting to be held on June 8, 2011.

John G. Danhakl, Chairman
M. Mark Albert
Robert A. Davidow

Members of the Compensation Committee

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or be subject to Regulation 14A or 14C, other than as provided in Item 407(e)(5)(i) of Regulation S-K, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Risk Analysis of the Company’s Compensation Plans

The Company’s current compensation practices have been in place for a number of years.  The principal elements of most the Company’s executive compensation packages consist of base salary, annual discretionary bonuses, SARs and 401(k) contributions.  The amount of each element is determined taking into account each employee's performance, as well as the overall performance of the Company. In reviewing senior management's compensation packages, the Compensation Committee does not believe that the mix of these elements results in unwarranted, excessive or unnecessary risks to the Company.  In addition, the Compensation Committee does not believe that the current compensation arrangements with the Company’s employees are likely to create risks that are reasonably likely to have a material adverse effect on the Company.

Stock Appreciation Rights

The Company has granted SARs units to non-employee directors and to certain officers and employees of the Company and its subsidiaries.  Each SAR unit entitles the holder to receive upon exercise thereof the excess of the fair market value of a share of Class A, as determined in accordance with the SARs agreement, on the date of exercise over the exercise price.  SARs granted prior to December 2007 vest 25% each year beginning at the end of the first year and expire five years from the date of grant.  SARs granted in December 2007 or later vest 25% each year beginning at the end of the third year and expire seven years from the date of grant.  In January 2010, current holders of the Company’s SARs with a grant date on or before December 6, 2007 were offered the opportunity to exchange their then outstanding SARs units for an equal number of new SARs units with an exercise price of $110 and a new vesting period as discussed above under “Compensation of Directors.”  Other than under the exchange, no SARs were granted to non-employee directors during fiscal 2010.

The following table provides information as to SARs granted to named executive officers during fiscal 2010:

SARs Granted During Fiscal 2010

Name	Grant Date	Date of Compensation Committee Action	Number of Securities Underlying SARs (#)	Exercise or Base Price of SARs ($/Sh)		Grant Date Fair Value of SARs($)(1)

Laura J. Neumann	1/15/10	1/4/10	3,500	110.00	(3)	52,010	(2)
	8/10/10	8/10/10	3,500	95.22		109,095

(1)	See note (3) under “Summary Compensation Table.”

(2)
These SARs were granted in exchange for SARs originally issued on December 6, 2007 as discussed above under “Compensation of Directors.”  The amount reported under the “Grant Date Fair Value of SARs” column for modified awards represents the incremental fair value of the modified award computed as of the modification date in accordance with ASC Topic 718, “Compensation – Stock Compensation.”  Incremental fair value is computed by subtracting the fair value of the original award at the date of modification from the fair value of the modified award as of the same date.

(3)	See “Compensation of Directors” above for a discussion of exercise price determination.

The following table provides information as to outstanding SARs held by named executive officers as of January 1, 2011:

Outstanding SAR Awards at 2010 Fiscal Year-End

Name	Number of Securities Underlying Unexercised SARs (#) Exercisable	Number of Securities Underlying Unexercised SARs (#) Unexercisable		SARs Exercise Price ($)	SARs Expiration Date

Laura J. Neumann	0	3,500	(1)	110.00	1/15/17
	0	3,500	(2)	95.22	8/10/17

(1)	These SARs vest 25% each year beginning on January 15, 2013.

(2)	These SARs vest 25% each year beginning on August 10, 2013.

Arden Group, Inc. 401(k) Retirement Savings Plan

Effective January 1, 1992, the Company’s Board adopted the 401(k) Plan.  It covers all non-union employees of the Company and its subsidiaries who have attained the age of 18 and have completed the applicable service requirement, as well as retirees and employees who have terminated but remain participants in the 401(k) Plan.  On the first of the month following the completion of one month of service, the 401(k) Plan provides that, with certain limitations, a qualifying employee may elect to contribute up to 100% of such employee’s annual compensation to the 401(k) Plan up to a maximum of $16,500 in 2010 on a tax-deferred basis.  In addition employees over the age of 50 may elect to make catch up contributions up to a maximum of $5,500 in 2010.  Annual contributions have been made by the Company in a discretionary amount as determined by the Company each year.  The Company made discretionary contributions of $302,000 to the 401(k) Plan in 2010.

Employment Agreement—Bernard Briskin

Mr. Briskin is employed as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Arden-Mayfair, Inc., Chairman of the Board of Directors and President of Mayfair Realty, Inc., Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer of AMG Holdings, Inc. and Chairman of the Board and Chief Executive Officer of Gelson’s Markets pursuant to an Employment Agreement.  The compensation of Mr. Briskin is established under the Employment Agreement, as amended, which currently expires on January 1, 2013.  The Employment Agreement provides that the term thereof is automatically extended for successive periods of one fiscal year unless either the Company and its subsidiaries or Mr. Briskin gives notice of termination not less than fifteen months and not more than eighteen months prior to the date upon which the then current term of the Employment Agreement will expire.  Pursuant to the terms of the Employment Agreement, Mr. Briskin’s base salary increases on January 1 of each year based upon increases in the CPI subject to a maximum annual increase of 4%.  Mr. Briskin was entitled to a cost-of-living increase effective January 1, 2011; however, Mr. Briskin offered to forego the increase and will continue to receive an annual base salary of $669,290 in 2011.  In addition to his base salary, Mr. Briskin’s Employment Agreement provides for a formula-based bonus.  His annual bonus is equal to 2 1/2% of the Company’s first $2,000,000 of pre-tax profits (as defined in the Employment Agreement) plus 3 1/2% of pre-tax profits in excess of $2,000,000.  However, due to current economic conditions, Mr. Briskin chose to voluntarily reduce his 2010 bonus down to 50% of the bonus to which he was contractually entitled.  The Employment Agreement also provides for an annual uninsured medical expense reimbursement up to $200,000 for Mr. Briskin and his immediate family.  The terms of the Employment Agreement were subject to review during the 2003 fiscal year by the Compensation Committee of the Board of Directors.  During the review, discussions took place between Mr. Briskin and the Committee concerning amendments to certain provisions of the Employment Agreement, but no amendments other than as described in the following sentence have yet been effected.  In December 2008, the Employment Agreement was amended to bring it into compliance with IRC Section 409A which deals with non-qualified deferred compensation.

Mr. Briskin’s Employment Agreement also provides that at such time as his base salary and bonus cease to accrue under the Employment Agreement for any reason other than his breach of the Employment Agreement or termination of his employment for cause, the Company will thereafter pay him on a monthly basis in arrears, as long as he lives, an amount per annum equal to 25% of his average base salary and bonus earned in the last three full fiscal years prior to the cessation of his employment.  For purposes of this calculation, his average base salary and bonus will be based on the amount to which he was contractually entitled without regard to any voluntary reductions.  The Company would also continue to provide Mr. Briskin during his lifetime with health insurance benefits, an automobile allowance equivalent to that which the Company then grants to its senior executives and an annual uninsured medical expense reimbursement of up to $200,000 for Mr. Briskin and his immediate family.  If the Company’s obligation to make these payments had been triggered on  December 31, 2010, the last business day of the Company’s fiscal year ended January 1, 2011, the Company would be obligated to pay Mr. Briskin monthly payments averaging $40,837 during his lifetime beginning on February 1, 2011 and to provide him with an automobile allowance which would be approximately $25,000 per year and health insurance benefits and uninsured medical expense reimbursements up to $200,000 per year for him and his immediate family.  For accrual purposes, it is assumed that the cost of the health insurance benefits and the uninsured medical expense reimbursement would aggregate $200,000 per year.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Board of Directors, upon recommendation of its Audit Committee, has selected Moss Adams LLP, an independent registered public accounting firm, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 2011 fiscal year.  If the stockholders do not ratify the appointment of Moss, another independent registered public accounting firm will be appointed by the Board of Directors on recommendation of the Audit Committee.

It is anticipated that representatives of Moss will attend the Meeting with the opportunity to make any statement they may desire to make, and will be available to respond to appropriate questions from stockholders.

Ratification of the selection of an independent registered public accounting firm for the Company requires the affirmative vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote at the Meeting.  Abstentions and broker non-votes will not be voted for or against this proposal, but will have the effect of negative votes since an affirmative vote of a majority in voting interest of stockholders present and eligible to vote is required to ratify the selection.

The Board of Directors recommends a vote FOR ratification of the selection of Moss.

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act, the Company is providing its stockholders with an opportunity to provide a nonbinding, advisory vote on the compensation of its named executive officers (commonly referred to as the “Say on Pay Vote”.)  The Say on Pay Vote gives the Company’s stockholders the opportunity to approve, reject or abstain from voting with respect to the Company’s fiscal 2010 compensation of named executive officers as disclosed under Item 402 of Regulation S-K including the “Compensation Discussion and Analysis”, the compensation tables and the other narrative compensation disclosures contained in this Proxy Statement.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objective of the Company’s executive compensation program is to attract, motivate, reward and retain senior management required to achieve the Company’s corporate objectives and to increase long-term stockholder value.  The Company’s Compensation Committee believes that its current approach to executive compensation meets these objectives.  This approach is reviewed regularly to ensure that the Company’s compensation programs continue to meet the Company’s objectives.

The Say on Pay Vote gives the Company’s stockholders the opportunity to express their views on the compensation of the named executive officers.   The Say on Pay Vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board.  The Board and the Compensation Committee value the opinions of the Company’s stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will consider the outcome of the advisory vote when making future compensation decisions for its named executive officers.

Accordingly, we ask our stockholders to vote on the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K including “Compensation Discussion and Analysis,” compensation tables and other narrative compensation disclosures, is hereby APPROVED.”

Approval of the compensation paid to the Company’s named executive officers requires the affirmative vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote at the Meeting.  If you submit a proxy to us, it will be voted as you direct.  If, however, you submit a proxy without specifying voting directions, it will be voted in favor of the non-binding advisory resolution above.  If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may vote your shares on this proposal only with your specific voting instructions.  Therefore, we urge you to respond to your brokerage firm so that your vote will be cast.

The Board of Directors recommends a vote FOR approval of the compensation of the Company’s named executive officers.

ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act, the Company is providing its stockholders with an opportunity to provide a nonbinding, advisory vote on the frequency of the Say on Pay Vote.  Stockholders may indicate whether they prefer an advisory vote on named executive officer compensation once every one, two or three years.  Stockholders also may, if they wish, abstain from voting on this proposal.  The Say on Pay Vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board.  The Board and the Compensation Committee value the opinions of its stockholders and will take into account the outcome of the vote when considering the frequency of future advisory votes on the compensation of named executive officers.  The Board may decide that it is in the best interests of its stockholders and the Company to hold a Say on Pay Vote more or less frequently than the option approved by its stockholders.

The Board and the Compensation Committee believe a three-year frequency for the Say on Pay Vote is most consistent with the Company’s approach to compensation.  The Board seeks a consistent compensation approach from year to year for all of its executive officers.  In addition, the Board believes that an effective compensation program should, to some degree, motivate performance over a multi-year period and does not believe that frequent changes should be made to the program.  The Company’s programs are designed to motivate and reward long-term performance; for example, the SARs program provides for 25% vesting at the end of the third, fourth, fifth and sixth years from the date of grant.  Finally, a triennial vote will provide the Company with the time to thoroughly consider stockholder sentiments and implement any changes after careful consideration by the Board and the Compensation Committee.

While the Board recommends that stockholders vote to hold the Say on Pay Vote every three years, the voting options are to hold an advisory vote every year, two years or three years.  In addition, stockholders may vote to abstain from voting on this proposal.

Approval of the frequency of the Say on Pay Vote requires the affirmative vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote at the Meeting.  If you submit a proxy to us, it will be voted as you direct.  If, however, you submit a proxy without specifying voting directions, it will be voted in favor of holding a nonbinding, advisory Say on Pay Vote every three years.  If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may vote your shares on this proposal only with your specific voting instructions.  Therefore, we urge you to respond to your brokerage firm so that your vote will be cast.

The Board of Directors recommends a vote for holding the Say on Pay Vote once every THREE YEARS.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

The Company has a written policy to enter into or ratify a related party transaction only if the Audit Committee has approved or ratified such transaction in accordance with written guidelines and has determined that the transaction is on terms comparable to those that could be obtained in arms-length dealings with a non-related third party.

For purposes of this policy, a related party transaction is a transaction or series of transactions between the Company and an executive officer or director, a stockholder holding in excess of 5% of the Company’s outstanding voting stock, a member of the immediate family of an executive officer, director or 5% holder, or an entity owned or controlled by any of the foregoing or in which any of the foregoing has a substantial ownership interest or controls such entity.  Excluded from related party transactions are transactions generally available to all employees, transactions involving less than $50,000 when aggregated with a series of similar transactions and compensation matters approved by the Compensation Committee or the Board of Directors.

The Company’s policies and procedures for review, approval or ratification of related party transactions are in writing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A director of the Company, Mr. Goldman, is a partner in a law firm which performs legal services for the Company.

CODE OF ETHICS AND BUSINESS CONDUCT

The Company has adopted a Code of Ethics and Business Conduct applicable to all officers, directors, management and employees.  The Code of Ethics and Business Conduct includes a Supplementary Code of Ethics for Financial Professionals which is applicable to the chief executive officer, chief financial officer, principal accounting officer or controller and individuals performing similar functions.  A copy of the Code of Ethics and Business Conduct may be obtained, without charge, upon written request to the Assistant Secretary, Arden Group, Inc., P.O. Box 512256, Los Angeles, California 90051-0256.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the 2012 Meeting in conformity with current SEC proxy regulations, any such proposal must be received by any Assistant Secretary of the Company no later than January 3, 2012 in order for it to be includable in the proxy statement for such Meeting.  If a stockholder intends to present a proposal at the 2012 Meeting but does not seek inclusion of that proposal in the proxy statement for that Meeting, the holders of proxies for that Meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 18, 2012.

By Order of the Board of Directors

Chief Financial Officer
May 2, 2011